SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Transfer Agreement

On March 31, 2008, Green Plains entered into an Asset Transfer Agreement, transferring all assets associated with the Shenandoah ethanol plant, including real estate, equipment, inventory and accounts receivable, to a wholly-owned subsidiary, GPRE Shenandoah LLC. Pursuant to the Asset Transfer Agreement, GPRE Shenandoah LLC also assumed all liabilities related to the plant and its operations.

A copy of the Asset Transfer Agreement is attached hereto at Exhibit 10.1.

2008 Loan Agreements

On March 31, 2008, GPRE Shenandoah LLC executed a Master Loan Agreement and corresponding security agreements (individually and collectively, the “2008 Loan Agreements”) with Farm Credit Services of America, FLCA (“FCSA”).

GPRE Shenandoah LLC assumed the previously-disclosed Master Loan Agreement, originally dated January 30, 2006, as subsequently supplemented and amended (individually and collectively, the “2006 Loan Agreements”), between Green Plains and FCSA.  All of the terms of the 2006 Loan Agreements remain in effect except as specifically modified by the 2008 Loan Agreements, including as follows:

•

Green Plains’ assets served as security under the 2006 Loan Agreements. As modified in 2008 Loan Agreements, GPRE Shenandoah LLC’s assets are substituted as security.

As a requirement for the loan, Green Plains advanced the requisite principal payment of $2 million for fiscal year 2008.  Said payment satisfies the free cash flow requirements contained in the 2006 Loan Agreements.

A copy of the Master Loan Agreement is attached hereto at Exhibit 10.2.

Essex Elevator, Inc. Continuing Guarantee

Essex Elevator, Inc., a wholly-owned subsidiary of Green Plains, was a guarantor of the 2006 Loan Agreements.  On March 31, 2008, Essex Elevator, Inc. entered into a Continuing Guarantee, agreeing to serve as a guarantor of GPRE Shenandoah LLC’s obligations under the 2008 Loan Agreements.

A copy of the Continuing Guarantee is attached hereto at Exhibit 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1 10.2 10.3	Asset Transfer Agreement, dated March 31, 2008 Master Loan Agreement, executed March 31, 2008. Continuing Guarantee, dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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